As filed with the Securities and Exchange Commission on May 11, 2005
                                                Registration No. 333-___________
 -------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   GARMIN LTD.
             (Exact name of registrant as specified in its charter)

        Cayman Islands                                       98-0229227
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification No.)

              5TH Floor, Harbour Place, P.O. Box 30464 SMB
                        103 South Church Street
               George Town, Grand Cayman, Cayman Islands
                             (345) 946-5203
          (Address and Telephone Number of Principal Executive Offices)

               Garmin International, Inc. 401(k) and Pension Plan
       (f/k/a Garmin International, Inc. Savings and Profit Sharing Plan)
                            (Full title of the plan)
                            ------------------------

                             Andrew R. Etkind, Esq.
                         c/o Garmin International, Inc.
                             1200 East 151st Street
                              Olathe, Kansas 66062
                                 (913) 397-8200
            (Name, address and telephone number of agent for service)
                           -------------------------

                                   Copies to:
                              John A. Granda, Esq.
                           Stinson Morrison Hecker LLP
                               1201 Walnut Street
                           Kansas City, Missouri 64106
                                 (816) 842-8600

                         CALCULATION OF REGISTRATION FEE


 ----------------------------------------------------------------------------------------------------------------
                                                                Maximum
                                                                offering      Proposed maximum
                                             Amount to be      price per     aggregate offering       Amount of
  Title of securities to be registered(1)   registered (2)     share (3)            price         registration fee
  ----------------------------------------------------------------------------------------------------------------

  Common Shares, $0.01 par value(4)            500,000           $40.58          $20,287,500         $2,387.84
  ---------------------------------------- ----------------- --------------- -------------------- ------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) This Registration Statement also relates to an indeterminate number of additional common shares that may be issued pursuant to anti-dilution and adjustment provisions of the above named plan.
(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, based on the average of the high and low prices of the Common Shares as quoted on the Nasdaq National Market on May 5, 2005.
(4) This Registration Statement also relates to rights to purchase Common Shares of the Registrant which are attached to all Common Shares issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated as of October 15, 2001. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificate for the Common Shares and will be transferred with and only with such Common Shares. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for Common Shares.
                        ------------------------------------

                                EXPLANATORY NOTE

     This registration statement is being filed to register 500,000 additional Common Shares issuable under the Garmin International, Inc. 401(k) and Pension Plan (f/k/a Garmin International, Inc. Savings and Profit Sharing Plan) (the "Plan").

                          INCORPORATION OF INFORMATION

         Pursuant to General Instruction E to Form S-8, all the contents of Registration Statement No. 333-52766 (filed December 27, 2000) are hereby incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on May 11, 2005.


                                  By:  /s/  Min H. Kao
                                  ----------------------------------------------
                                     Name:  Min H. Kao
                                     Title: Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Min H. Kao, Kevin Rauckman and Andrew R. Etkind and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


   Signature                       Title                                   Date

/s/ Min H. Kao             Chairman of the Board of Directors,     May 11, 2005
------------------------   Chief Executive Officer and
MIN H. KAO                 Director (principal executive officer)

/s/ Kevin Rauckman         Chief Financial Officer and Treasurer   May 11, 2005
------------------------   (principal financial officer)
KEVIN RAUCKMAN

/s/ Charles W. Peffer      Director                                May 11, 2005
------------------------
CHARLES W. PEFFER

/s/ Clifton A. Pemble      Director                                May 11, 2005
------------------------
CLIFTON A. PEMBLE

/s/ Gene M. Betts          Director                                May 11, 2005
------------------------
GENE M. BETTS

/s/ Donald H. Eller        Director                                May 11, 2005
------------------------
DONALD H. ELLER

/s/ Thomas A. McDonnell    Director                                May 11, 2005
------------------------
THOMAS A. MCDONNELL

                                  EXHIBIT INDEX

Exhibit Number      Description

    4.1 Garmin International, Inc. 401(k) and Pension Plan (f/k/a Garmin International, Inc. Savings and Profit Sharing Plan), as amended and restated (filed herewith)

    5.1 Opinion of Maples and Calder, Cayman Islands counsel to the registrant, regarding the legality of the securities being registered

    5.2 Favorable Opinion Letter, dated February 27, 2002, issued by the Internal Revenue Service to T. Rowe Price Trust Company, the prototype plan sponsor of the form of plan document used for the Garmin International, Inc. 401(k) and Pension Plan.

   23.1             Consent of Ernst & Young LLP

   23.2             Consent of Maples and Calder (included in Exhibit 5.1)

   24.1             Power of Attorney (included on signature page)